UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2020

Gulfport Energy Corporation

(Exact name of registrant specified in its charter)

Delaware	000-19514	73-1521290
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-4600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

Restructuring Support Agreement

On November 13, 2020, Gulfport Energy Corporation (the “Company”) and its wholly owned subsidiaries (collectively, “Gulfport”) entered into a Restructuring Support Agreement (the “RSA”) with (i) over 95% of the lenders (the “Consenting RBL Lenders”) party to that certain Amended and Restated Credit Agreement, dated as of December 27, 2013 (as amended, restated, or otherwise modified from time to time, the “RBL Credit Agreement”), by and among the Company, as borrower, each of the lenders party thereto, the Bank of Nova Scotia, as administrative agent and issuing bank, the joint lead arrangers and joint bookrunners, the co-syndication agents, and the co-documentation agents and (ii) certain holders (the “Consenting Noteholders,” and, together with the Consenting RBL Lenders, the “Consenting Stakeholders”) holding over two-thirds of the Company’s (a) 6.625% senior notes due 2023, issued under that certain Indenture, dated as of April 21, 2015, (b) 6.000% senior notes due 2024, issued under that certain Indenture, dated as of October 14, 2016, (c) 6.375% senior notes due 2025, issued under that certain Indenture, dated as of December 21, 2016, and (d) 6.375% senior notes due 2026, issued under that certain Indenture, dated as of October 11, 2017 (collectively, the “Unsecured Notes”), each by and among the Company, the subsidiary guarantors party thereto, and UMB Bank, N.A. as successor trustee. Capitalized terms used under this heading titled “Restructuring Support Agreement” but not otherwise defined herein shall have the meaning given to such terms in the RSA.

The RSA provides for certain milestones requiring, among other things, that Gulfport: (i) commences the Chapter 11 Cases (as defined herein) no later than 11:59 p.m. (prevailing Eastern time) on November 13, 2020 (the date of such commencement, the “Petition Date”); (ii) obtains entry of an order by the United States Bankruptcy Court for the Southern District of Texas, Houston Division, presiding over the Chapter 11 Cases (the “Bankruptcy Court”) approving the DIP Facility (as defined herein) on an interim basis no later than three (3) Business Days after the Petition Date; (iii) files with the Bankruptcy Court the Backstop Approval Motion, the Plan, and the corresponding disclosure statement (the “Disclosure Statement”) no later than thirty (30) calendar days after the Petition Date; (iv) obtains entry of an order by the Bankruptcy Court approving the DIP Facility on a final basis no later than thirty-five (35) calendar days after the Petition Date; (v) obtains entry of an order by the Bankruptcy Court approving the Disclosure Statement no later than one hundred (100) calendar days after the Petition Date; (vi) files with the Bankruptcy Court the Plan Supplement no later than one hundred and forty (140) calendar days after the Petition Date; (vii) obtains entry of an order by the Bankruptcy Court confirming the Plan (the “Confirmation Order”) no later than one hundred and sixty-five (165) calendar days after the Petition Date; (viii) causes the Plan to become effective no later than one hundred and eighty (180) calendar days after the Petition Date; and (ix) obtains entry of an order by the Bankruptcy Court no later than one hundred and eighty (180) calendar days after the Petition Date that permanently reduces the future demand reservation fees owed by Gulfport over the life of all of Gulfport’s firm transportation agreements, taken as a whole, by at least 50% of the amount of all such fees owed on October 31, 2020, as calculated on a PV-10 basis, and reduces the future firm transportation demand reservation volumes over the life of all of Gulfport’s firm transportation agreements, taken as a whole, by at least 35%.

The RSA contains certain covenants on the part of each of Gulfport and the Consenting Stakeholders, including commitments by the Consenting Stakeholders to vote in favor of the Plan and commitments of Gulfport and the Consenting Stakeholders to negotiate in good faith to finalize the documents and agreements governing the Restructuring Transactions. The RSA also places certain conditions on the obligations of the parties and provides that the RSA may be terminated upon the occurrence of certain events, including, without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

Although Gulfport intends to pursue the restructuring in accordance with the terms set forth in the RSA, there can be no assurance that Gulfport will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms, or at all.

A copy of the RSA (and the Exhibits attached thereto) are attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the RSA is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the RSA.

Joint Prearranged Chapter 11 Plan of Reorganization

The RSA contemplates a restructuring (the “Restructuring”) of Gulfport pursuant to a prearranged joint plan of reorganization (the “Plan”). Capitalized terms used under this heading titled “Joint Prearranged Chapter 11 Plan of Reorganization” but not otherwise defined herein shall have the meaning given to such terms in the Plan.

Below is a summary of the treatment that the stakeholders of the Company would receive under the Plan:

●	each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor and with the consent of the Required Consenting Stakeholders (such consent not to be unreasonably withheld): (a) payment in full in Cash of its Allowed Other Secured Claim; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code;

●	each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code;

●	each Holder of an Allowed RBL Claim shall receive, at the option of each such Holder, either (a) its Pro Rata share of the Exit RBL/Term Loan A Facility, if such Holder elects to participate in the Exit RBL/Term Loan A Facility or (b) its Pro Rata share of the Exit Term Loan B Facility, if such Holder does not elect to participate in the Exit RBL/Term Loan A Facility (including by not making any election with respect to the Exit Facility on the ballot);

●	each Holder of an Allowed General Unsecured Claim against Gulfport Parent shall receive in full and final satisfaction of such Claim, its Pro Rata share of the Gulfport Parent Equity Pool; provided, however, that once the Holders of Notes Claims receive distributions of 94% of the New Common Stock (prior to and not including any dilution by the Management Incentive Plan or any conversion of New Preferred Stock into New Common Stock) in the aggregate on account of their Notes Claims against all Debtors, the Holders of Notes Claims shall waive any excess recovery on account of their Pro Rata share of the Gulfport Parent Equity Pool until Holders of Allowed General Unsecured Claims against Gulfport Parent have received New Common Stock with a value sufficient to satisfy their Allowed General Unsecured Claims against Gulfport Parent in full (based on Plan Value);

●	each Holder of an Allowed General Unsecured Claim against Gulfport Subsidiaries shall receive in full and final satisfaction of such Claim, its Pro Rata share of: (a) the Gulfport Subsidiaries Equity Pool; (b) the Rights Offering Subscription Rights; and (c) the New Unsecured Notes;

●	each Intercompany Claim shall be cancelled in exchange for the distributions contemplated by the Plan to Holders of Claims against and Interests in the respective Debtor entities and shall be considered settled pursuant to Bankruptcy Rule 9019;

●	each Holder of an Intercompany Interest shall receive no recovery or distribution and shall be Reinstated solely to the extent necessary to maintain the Debtors’ prepetition corporate structure for the ultimate benefit of the Holders of New Common Stock and New Preferred Stock; and

●	all Existing Interests in Gulfport Parent and all Allowed Section 510(b) Claims, if any, shall be cancelled, released, extinguished, and of no further force or effect.

Backstop Agreement

On November 13, 2020, the Company entered into the Backstop Commitment Agreement (as defined in the RSA) with the Backstop Commitment Parties (as defined in the RSA). Pursuant to the Backstop Commitment Agreement, each of the Backstop Commitment Parties will purchase any shares of convertible preferred stock (the “New Convertible Preferred Stock”), par value $0.0001 per share, of the Company (as reorganized pursuant to and under the Plan, the “Reorganized Company”), and receive its proportionate share of New Convertible Preferred Stock (based on its Backstop Obligation, as defined in the Backstop Commitment Agreement) offered but not purchased in the rights offering contemplated in the Backstop Commitment Agreement (the “Rights Offering”), pursuant to which the Company will offer and sell at least $50.0 million of New Convertible Preferred Stock to certain holders of the Unsecured Notes. In exchange for providing the Backstop Obligation, the Company has agreed to pay the Backstop Commitment Parties, subject to approval by the Bankruptcy Court, a premium (the “Backstop Commitment Premium”) in an aggregate amount equal to (a) in the event of the purchase of New Convertible Preferred Stock by any Backstop Commitment Party, 10% of such Backstop Commitment Party’s Backstop Commitment, payable in the form of New Convertible Preferred Stock issued at the price at which one share of the New Convertible Preferred Stock is sold to holders of Notes in the Rights Offering (the “Per Share Price”) and (b) in the event the Backstop Agreement is terminated by 66.67% of the aggregate issued and outstanding principal amount of the Unsecured Notes held by all Backstop Commitment Parties (the “Required Backstop Commitment Parties”) as a result of a material breach of the Backstop Agreement by the Company or the debtor subsidiaries of the Company listed on Schedule 1 of the Backstop Agreement, a commitment fee equal to 10% of the respective Backstop Commitment Party’s Backstop Commitment, as set forth in Schedule 2 to the Backstop Commitment Agreement.

The Backstop Commitment Agreement will be terminable by the Company and/or the Required Backstop Commitment Parties upon certain customary events specified therein, including, among others, (i) the termination of the RSA, (ii) the mutual written consent of the Company and the Required Backstop Commitment Parties by written notice to the other such Party(ies), or (iii) by either the Company or the Required Backstop Commitment Parties if the other party materially breaches the Backstop Commitment Agreement and such breach has not been waived by the Company or cured in all material respects within ten business days after written notice from the Company or the Backstop Commitment Parties, respectively.

The foregoing description of the Backstop Commitment Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Backstop Commitment Agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

DIP Facility

Pursuant to the RSA, the Consenting RBL Lenders have agreed to provide the Company with a senior secured superpriority debtor-in-possession revolving credit facility in an aggregate principal amount of $262.5 million (the “DIP Facility”) consisting of (a) $105 million of new money and (b) subject to entry of the final order approving the DIP Facility, $157.5 million to roll up a portion of the existing outstanding obligations under the RBL Credit Agreement. The terms and conditions of the DIP Facility are set forth in that certain form of credit agreement governing the DIP Facility (the “DIP Credit Agreement”), attached hereto as Exhibit 10.3, to be entered into by and among the Company and certain of the Consenting RBL Lenders and/or their affiliates. The proceeds of the DIP Facility may only be used in accordance with the 13-week cash flow budget (subject to certain permitted variances from the budget), which will be required to be updated at certain intervals pursuant to the DIP Credit Agreement.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement.

Exit Financing Term Sheet

In addition, as part of the RSA, the Consenting RBL Lenders and/or their affiliates have agreed to provide, on a committed basis, the Company with the Exit Facilities (as defined herein) on the terms set forth in the exit term sheet attached to the RSA (the “Exit Facility Term Sheet”). The Exit Facility Term Sheet provides for, among other things, post-emergence financing in the form of (i) a new money senior secured revolving credit facility in an aggregate maximum principal amount of up to $400.0 million (the “Exit Revolving Facility”), (ii) a new money senior secured term loan in an aggregate maximum principal amount of up to $180.0 million (the “First-Out Term Loan Facility”), and (iii) if necessary, a last-out senior secured term loan facility (the “Second-Out Term Loan Facility” and, together with the Exit Revolving Facility and First-Out Term Loan Facility, the “Exit Facilities”), collectively with an initial reserve-based borrowing base and elected commitments amount of up to $580.0 million, subject to periodic borrowing base redeterminations. The Exit Revolving Facility and First-Out Term Loan Facility are scheduled to mature three years from the closing date of the Exit Facilities (the “Closing Date”), and the Second-Out Term Loan Facility is scheduled to mature 42 months from the Closing Date. Loans drawn under the Exit Revolving Facility and the Second-Out Term Loan Facility will not be subject to amortization, while loans drawn under the First-Out Term Loan Facility will amortize with quarterly installments in an amount equal to $15.0 million, commencing on the Closing Date and occurring every three months after the Closing Date.

The effectiveness of the Exit Facilities will be subject to customary closing conditions, including consummation of the Plan. The foregoing description of the Exit Facility Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the Exit Facilities, to be included in a supplement to the Plan to be filed with the Bankruptcy Court.

Item 1.03 – Bankruptcy or Receivership

Chapter 11 Filing

On November 13, 2020, Gulfport filed petitions for voluntary relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the Bankruptcy Court. On November 14, 2020, the Bankruptcy Court entered an order directing joint administration of the Chapter 11 Cases under the caption In re Gulfport Energy Corporation, et al., Case No. 20-35562 (DRJ).

Gulfport will continue to operate its businesses as “debtors-in-possession” pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and the orders of the Bankruptcy Court. Gulfport is seeking approval of certain operational and administrative motions containing customary first-day relief intended to assure its ability to continue its ordinary course operations. The Plan and requested first-day relief anticipate that vendors and other unsecured creditors who continue to work with Gulfport on existing terms will be paid in full and in the ordinary course of business for such postpetition work. All existing customer and vendor contracts are expected to remain in place and be serviced in the ordinary course of business.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the documents governing the following debt instruments (the “Debt Documents”):

●	approximately $599.2 million of outstanding borrowings, including letters of credit, under the RBL Credit Agreement;

●	$325 million in aggregate principal of 6.625% Unsecured Notes due 2023, issued pursuant to that certain Indenture, by and among the Company, the subsidiary guarantors party thereto, and UMB Bank, N.A. as successor trustee, dated April 21, 2015;

●	$580 million in aggregate principal of 6.000% Unsecured Notes due 2024, issued pursuant to that certain Indenture, by and among the Company, the subsidiary guarantors party thereto, and UMB Bank, N.A. as successor trustee, dated October 14, 2016;

●	$508 million in aggregate principal of 6.375% Unsecured Notes due 2025, issued pursuant to that certain Indenture, by and among the Company, the subsidiary guarantors party thereto, and UMB Bank, N.A. as successor trustee, dated December 21, 2016; and

●	$375 million in aggregate principal of 6.375% Unsecured Notes due 2026, issued pursuant to that certain Indenture, by and among the Company, the subsidiary guarantors party thereto, and UMB Bank, N.A. as successor trustee, dated October 11, 2017.

The Debt Documents provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Sluiter Employment Agreement

Effective November 13, 2020, the Company entered into an employment agreement (the “Employment Agreement”) with Michael Sluiter, the Company’s Senior Vice President, Reservoir Engineering (the “Executive”).

The Employment Agreement provides for an initial term that extends through December 31, 2023; provided that the Employment Agreement will automatically renew for successive one-year terms unless the Company or the Executive gives written notice not to renew at least 90 days before the end of the initial term or any renewal term. If a change in control (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, the term will be extended to the later of the original expiration date of the term or the date that is 24 months after the effective date of the change of control.

The Employment Agreement provides the Executive with, among other things: (i) an annual base salary of $360,000 (temporarily reduced to an annual rate of $324,000 through December 31, 2020), (ii) eligibility to earn a target annual bonus under the Company’s annual incentive plan equal to 60% of base salary, (iii) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee pursuant to the Company’s equity compensation plans, and (iv) benefits that are customarily provided to similarly situated executives of the Company.

The Employment Agreement further provides that (i) if the Executive’s employment is terminated without cause by the Company or by the Executive for good reason (as such terms are defined in the Employment Agreement), such Executive is entitled to severance compensation equal to (a) 100% of annual base salary and target annual bonus, (b) pro rata target annual bonus, (c) pro rata vesting of the Executive’s unvested awards (with performance awards vested based on performance through the termination date), (d) immediate vesting of any Company matching or other contributions to the Company’s non-qualified deferred compensation plans, if any (“Company Non-Qualified Contributions”), and (e) a lump sum payment equal to the Executive’s monthly COBRA premium for a 12 month period, and (ii) if the Executive’s employment is terminated without cause by the Company or by the Executive for good reason, in each case, within 24 months following a change in control, such Executive is entitled to severance compensation equal to (v) 100% of annual base salary and target annual bonus, (w) pro rata target annual bonus, (x) immediate vesting of the Executive’s unvested awards (with performance awards vested based on performance through the termination date), (y) immediate vesting of any Company Non-Qualified Contributions, and (z) a lump sum payment equal to the Executive’s monthly COBRA premium for an 18 month period. Any severance benefits payable under the Employment Agreement is conditioned on timely execution of a waiver and release of claims. The Employment Agreement also contains a one-year post-employment non-solicitation clause and standard confidentiality, trade secrets and cooperation provisions.

The description of the Employment Agreement herein is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to hereto as Exhibit 10.4 and incorporated by reference herein.

Item 7.01 – Regulation FD Disclosure

Press Release

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on November 14, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Cleansing Materials

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain of the Consenting Stakeholders as part of the RSA negotiations. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to such Consenting Stakeholders (the “Cleansing Materials”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Materials is attached to this Form 8-K as Exhibit 99.2.

The information in the Cleansing Material is dependent upon assumptions with respect to commodity prices, development capital, operating expenses, backlog, availability, cost of capital, and performance as set forth in the Cleansing Materials. Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled, or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 – Other Events

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims and noticing agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/gulfport, by calling (888) 905-0409 (for U.S. calls) and (503) 597-7687 (for calls originating outside of the U.S.), or by sending an email to gulfportinfo@epiqglobal.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. In addition, the Company’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. The words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In addition, the Company’s forward-looking statements address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as the expected impact of the novel coronavirus (“COVID-19”) pandemic on our business, our industry and the global economy, production and financial guidance, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; Gulfport’s ability to achieve the anticipated benefits of its strategic initiatives; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the SEC, including its Forms 10-K, 10-Q, and 8-K. Consequently, all of the forward-looking statements made in this current report are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. In addition, Gulfport’s actual results could be affected by the risks and uncertainties relating to the bankruptcy filing by the Company, including, but not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including Gulfport’s ability to obtain court approvals with respect to motions filed or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that the Company may be required to operate in bankruptcy; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that Gulfport may employ to address its liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on Gulfport due to the terms of any debtor-in-possession credit facility that it will enter into in connection with the Chapter 11 Cases, including the DIP Facility, and restrictions imposed by the applicable courts; the Company’s ability to achieve its forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce its indebtedness; the effects of the Chapter 11 Cases on the interests of various constituents; conditions to which any debtor-in-possession financing, including the DIP Facility, is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company speak only as of the date on which they are made. Factors or events that could cause Gulfport’s actual results to differ may emerge from time to time. Gulfport disclaims any obligation to update or revise these statements unless required by securities law, and you should not place undue reliance on these forward-looking statements. Although Gulfport believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements it makes are reasonable, Gulfport cannot give any assurance that these plans, intentions or expectations will be achieved.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Restructuring Support Agreement, dated November 13, 2020.
10.2*	Backstop Commitment Agreement, dated November 13, 2020 (incorporated by reference to Exhibit D of the Restructuring Support Agreement attached as Exhibit 10.1 hereto).
10.3*	Form of DIP Credit Agreement (incorporated by reference to Exhibit E of the Restructuring Support Agreement attached as Exhibit 10.1 hereto).
10.4	Employment Agreement dated November 13, 2020, by and between the Company and Michael Sluiter.
99.1*	Gulfport Press Release, dated November 14, 2020.
99.2*	The Cleansing Materials.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith

THE INFORMATION CONTAINED IN ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2020	GULFPORT ENERGY CORPORATION

	By:	/s/ Patrick K. Craine
		Name:	Patrick K. Craine
		Title:	General Counsel and Corporate Secretary